UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2020

LIBERATED SYNDICATION INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55779	47-5224851
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

5001 Baum Boulevard, Suite 770, Pittsburgh, PA	15213
(Address of principal executive offices)	(Zip Code)

(412) 621-0902
(Registrant’s telephone number, including area code)

 N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Compliance with Financial Covenants in Loan Agreement

In its Form 10-Q for the quarter ended September 30, 2020, the Company disclosed that it had not been in compliance with certain financial covenants in the Loan Agreement, dated as of December 27, 2017 (the “Loan Agreement”), among the Company and its subsidiaries, Webmayhem, Inc. and Pair Networks Inc., and First Commonwealth Bank. As of November 24, 2020, the Company is in compliance with the financial covenants in the Loan Agreement.

Securities Fraud Litigation

On November 25, 2020, Liberated Syndication Inc. (the “Company”), as plaintiff, on its own behalf and derivatively on behalf of its former parent company, FAB Universal Corporation (“FAB”), filed a complaint (the “Action”) in a Federal District Court (the “Court”) against Hongcheng Zhang; JunHao International Investment Limited; BoHaiHong International Investment Limited; TengDa International Investment Limited, Beijing Jingjcai Wuxian Cultural Communications Co., Ltd; and other parties named therein, including former employees and associates of Fab Jincai Group (collectively, the “Defendants”). The Company has recently discovered that certain of the Defendants obtained shares of common stock of FAB (formerly known as Wizzard Software Corporation) through fraudulent activities that began in 2012. Due to their ownership of FAB common stock, upon the distribution of the Company from FAB, these Defendants became significant stockholders of the Company. Certain of the Defendants, who are domiciled in China, have been convicted of crimes in China related to their activities, including those with FAB. The Company’s Action alleges that the Defendants and certain companies owned by them (the “BVI Entities”) have committed, against the Company and derivatively on behalf of FAB, among other things, securities fraud under Colorado law, fraudulent concealment or nondisclosure of material information, and fraudulent representations. The Company seeks, on its own behalf and derivatively on behalf of FAB, among other things, (i) injunctive relief barring the Defendants and the BVI Entities from voting their stockholdings in the Company or acquiring any additional beneficial ownership of the Company, (ii) a declaration that any claim to the Company’s common stock or proceeds from it by the Defendants and BVI Entities is null and void, and (iii) the imposition of a constructive trust with respect to the Company’s common stock held by the Defendants and the BVI Entities for the benefit of the Company or FAB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

Dated: November 27, 2020	By:	/s/ Richard P. Heyse
Name: Richard P. Heyse Title: Chief Financial Officer